BC FORM 53-901F
(Previously Form 27)

SECURITIES ACT

MATERIAL CHANGE REPORT

Note:	This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

Note:	IF THIS REPORT IS FILED ON A CONFIDENTIAL BASIS, PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND FILE IN AN ENVELOPE MARKED "CONFIDENTIAL - ATTENTION: SUPERVISOR, FINANCIAL REPORTING".

Item 1.	Reporting Issuer

Rubicon Minerals Corporation
Suite 888 - 1100 Melville Street
Vancouver, British Columbia
V6E 4A6

Item 2.	Date of Material Change

July 18, 2003

Item 3.	Press Release

July 22, 2003, Vancouver, British Columbia

Item 4.	Summary of Material Change

The Company announced that it has appointed Philip Martin to the Board as an independent Director.

Item 5.	Full Description of Material Change

The Company announced that it has appointed Philip Martin to the Board as an independent Director.

Mr. Martin, who is based in Toronto, has over 30 years experience in the mining industry ranging from mining engineer (1969-1979), corporate finance positions with Toronto Dominion Bank (1979-1986), research analyst (1986-1994), Director and Managing Partner of Gordon Capital Corporation (1995-1998) and Director/Vice President of First Associates Investments Inc. (2000-2002). Mr. Martin's professional qualifications include a B.Sc. (Hons) degree in Mining Engineering from the Royal School of Mines, Professional Engineer designation in Ontario and an MBA from Cranfield University, UK. Mr. Martin currently provides consulting services to the corporate and financial sectors.

Item 6.	Reliance on Section 85(2) of the Act

N/A

Item 7.	Omitted Information

None

Item 8.	Senior Officer

David W. Adamson, CEO
(604) 623-3333

Item 9.	Statement of Senior Officer

The Undersigned, being a senior officer of the reporting issuer, hereby attests that the foregoing accurately discloses the material change referred to herein.

DATED at Vancouver, BC, the 23rd day of July, 2003.

"David W. Adamson"
(Signature)

David W. Adamson, President & CEO
(name of officer - please print)